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                                                                  EXHIBIT 10.9.1

                            STOCK PURCHASE AGREEMENT



      THIS STOCK PURCHASE AGREEMENT (the "AGREEMENT"), dated as of DECEMBER 17, 1996 is entered into by and between Laminco Resources, Inc., a British Columbia corporation and a citizen and resident of Canada, (the "SELLER") and ______________________________, a citizen/corporation and resident/domicile of
______________________________, (the "PURCHASER").

      The Seller has offered for sale outside the United States (as that term is defined in Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "ACT"), to the Purchaser __________ (UD$__________) shares of the Common Stock, $.001 par value, of Fremont Gold Corporation, a Delaware corporation (the "COMPANY").

      Capitalized terms used herein and not defined herein shall have the meanings given to them in Regulation S.

                      THE PARTIES HERETO AGREE AS FOLLOWS:

      1. PURCHASE AND SALE OF SHARES. Upon the basis of the representations and warranties, and subject to the terms and conditions, set forth in this Agreement, the Seller covenants and agrees to sell to the Purchaser on the Closing Date (as hereinafter defined), __________ (UD$__________) shares of the Common Stock, $.001 par value, of the Company (the "SHARES") at a price equal to $.42 per Share on the Closing Date (the "PURCHASE PRICE"), and upon the basis of the representations and warranties, and subject to the terms and conditions, set forth in this Agreement, the Purchaser covenants and agrees to purchase from the Seller on the Closing Date the Shares at the Purchase Price.

      2. CLOSING. The settlement of the purchase and sale of the Shares pursuant to Section 1, "Purchase and Sale of Shares," shall take place on or before DECEMBER 20, 1996 (the "CLOSING DATE"), or such later date as Purchaser and Seller agree. The certificates representing the Shares to be purchased by the Purchaser shall be delivered by, or on behalf of, the Seller to a closing trust account at __________________________________________________ and the Purchaser
shall deliver payment of the Purchase Price therefor in immediately available UNITED STATES FUNDS to its account at________________________________. Delivery of the Shares shall be in accordance with the instructions of the Purchaser, and in such names as the Purchaser shall instruct, subject to customary settlement procedures, at the end of business on the Closing Date.

      3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser understands, and represents and warrants to, and agrees with, the Seller (all such representations and warranties being made to and for the benefit of the Company and any transfer agent of the Company employed for that purpose):

            3.1. The Purchaser is a ________________________citizen/corporation and resident/domicile of _________________________________.

            3.2. This Agreement has been duly authorized, executed and delivered by the Purchaser and is a valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar law of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and the Purchaser has full power and authority necessary to enter into this Agreement and to perform his obligations
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      hereunder.

            3.3. No consent, approval, authorization, or order of any court, governmental agency or body, or arbitrator having jurisdiction over the Purchaser is required for execution of this Agreement, including, without limitation, the purchase of the Shares, or the performance of the Purchaser's obligations hereunder.

3.4. Neither the purchase of the Shares pursuant to, nor the performance of its obligations under, this Agreement by the Purchaser will:

                  3.4.1. violate, conflict with, result in a breach of, or
            constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default) under (i) any decree, judgment, order, law, treaty, rule, regulation, or determination applicable to the Purchaser of any court, governmental agency or body, or arbitrator having jurisdiction over the Purchaser or over the properties or assets of the Purchaser; (ii) the terms of any bond, debenture, note, or any other evidence of indebtedness, or any agreement, stock option, or other similar plan, indenture, lease, mortgage, deed of trust, or other instrument to which the Purchaser is a party, by which the Purchaser is bound, or to which any of the properties of the Purchaser is subject; or (iii) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Purchaser is a party; or

                  3.4.2. result in the creation or imposition of any lien,
            charge, or encumbrance upon the Shares or any of the assets of the Purchaser.

            3.5. The Purchaser understands that no federal or state agency has passed on or made any recommendation or endorsement of the Shares.

            3.6. The Purchaser acknowledges that, in making the decision to purchase the Shares, he has relied solely upon independent investigations made by him and not upon any representations made by the Seller with respect to the Company or the Shares.

            3.7. The Purchaser understands that the Shares are being offered and sold to him in reliance on specific exemptions or non-application from the registration requirements of federal and state securities laws and that the Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Shares.

            3.8. The Purchaser is not a U.S. Person (as defined in Regulation S) and is not an affiliate of the Issuer.

            3.9. No offer of the Shares was made to the Purchaser in the United States.

            3.10. At the time the buy order for the Shares was originated the Purchaser was located outside the United States.


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3.11. The Purchaser is aware that the Shares have not been and will not be registered under the Act and may only be offered or sold pursuant to registration under the Act or an available exemption therefrom. Purchaser, in connection with this Agreement, has entered into a Stockholders Agreement which, under certain terms and conditions, grants Purchaser the right to join the Company to register the Shares in any registration statement under the Securities Act of 1933, as amended, filed by the Company with the Securities and Exchange Commission.

            3.12. The Purchaser:

                  3.12.1. will not, during the period commencing on the Closing
            Date and ending on the day 40 days after the Closing Date (the "RESTRICTED PERIOD"), offer or sell the Shares in the United States, to a U.S. Person or for the account or benefit of a U.S. Person or other than in accordance with Rule 903 or 904 of Regulation S; and

                  3.12.2. will, after the expiration of the Restricted Period, offer, sell, pledge, or otherwise transfer the Shares only pursuant to registration under the Act or an available exemption therefrom and, in any case, in accordance with applicable state and foreign securities laws. Notwithstanding the above the Purchaser, in connection with this Agreement, has entered into a Stockholders Agreement, the terms of which will restrict transfer of the Shares for a period of one (1) year from the date of this Agreement.

            3.13. None of the Purchaser, its affiliates or any person acting on behalf of the Purchaser or any such affiliate has engaged, or will engage, in any Directed Selling Efforts with respect to the Shares or any distribution, as that term is used in the definition of Distributor, with respect to the Shares.

            3.14. The transactions contemplated by this Agreement:

                  3.14.1. have not been pre-arranged with a purchaser located in the United States or who is a U.S. Person, and

                  3.14.2. are not part of a plan or scheme to evade the
            registration provisions of the Act.

            3.15. The Purchaser has not entered, or has no intention of entering, into any put options and short positions or other similar instruments with respect to the Shares or securities of the same class.

            3.16. If the Purchaser offers and sells the Shares during the Restricted Period, then it will do so only in accordance with the provisions of Regulation S; pursuant to registration of the Shares under the Act; or pursuant to an available exemption from the registration requirements of the Act.


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3.17. Purchaser understands that the Company will place the following legend on the Shares to be purchased under this Agreement:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), AND HAVE NOT BEEN REGISTERED UNDER THE ACT. THESE SHARES MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OF, A "U.S. PERSON" (AS THAT TERM IS DEFINED IN REGULATION S) UNTIL AFTER FORTY (40) DAYS FOLLOWING TERMINATION OF THE OFFERING. AFTER SUCH DATE, THE COMPANY WILL, AT THE REQUEST OF THE PURCHASER, CAUSE ITS TRANSFER AGENT TO ISSUE CERTIFICATES REPRESENTING THE COMMON STOCK WITHOUT ANY RESTRICTIVE LEGEND OR STOP TRANSFER INSTRUCTIONS.

      4. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to and agrees with the Purchaser that (all such representations and warranties being made to and for the benefit of any transfer agent of the Company employed for that purpose):

            4.1. The Shares are free and clear of any security interests, liens, claims, or other encumbrances;

            4.2. The Shares have been duly and validly authorized and issued and are, and on the Closing Date will be, fully paid and non-assessable;

            4.3. The Shares will not have been, individually and collectively, issued or sold in violation of any pre-emptive or other similar rights of the holders of any securities of the Company;

            4.4. The Shares will not subject the holders thereof to personal liability by reason of being such holders; and

            4.5. The Shares are quoted on, and will be, following the completion of the Restricted Period (if sold in accordance with the provisions of this Agreement), eligible for trading through the OTC Bulletin Board of National Association of Securities Dealers.

            4.6. There is no pending or, to the best knowledge of the Seller, threatened action, suit, proceeding, or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Seller or any of his affiliates that would materially affect the execution by the Seller of, or the performance by the Seller of his obligations under, this Agreement.

            4.7. The Company is a reporting issuer as defined in Regulation S.

            4.8. The Seller is an affiliate of the Company.

            4.9. The sale of the Shares pursuant to this Agreement will be made in accordance with


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      the provisions and requirements of Regulation S and applicable to state or foreign law.

            4.10. No offer to buy the Shares was made to the Seller by any person in the United States.

            4.11. None of the Seller, any affiliate of the Seller, or any person acting on behalf of the Seller or any such affiliate has engaged, or will engage, in any Directed Selling Efforts with respect to the Shares or any distribution, as that term is used in the definition of Distributor, with respect to the Shares.

            4.12. The transactions contemplated by this Agreement:

                  4.12.1. have not been pre-arranged with a purchaser who is in the United States or who is a U.S. Person; and

                  4.12.2. are not part of a plan to evade the registration
            provisions of the Act.

            4.13. Neither the Seller, nor any affiliate of the Seller, nor any person acting on their behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares, including, but not limited to, general solicitation activities or advertising.

            4.14. The Seller is not an officer or director of the Company.

            4.15. The Seller has not made within the six months prior hereto, nor will make within the six months following the date hereof, any offer or sale of the securities of the Company except for the offers or sales of securities that are registered with the Securities and Exchange Commission (the "SEC") or not registered with the SEC upon the advice of counsel.

      5. COVENANTS OF THE SELLER. The Seller covenants and agrees with the Purchaser to refrain from engaging, and insure that none of its affiliates will engage, in any Directed Selling Efforts with respect to the Shares or any distribution, as that term is used in the definition of Distributor, with respect to the Shares.

      6. CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS. The obligations of the Purchaser hereunder are subject to the performance by the Seller of its obligations hereunder and to the satisfaction of the following additional condition precedent:

            6.1. The representations and warranties made by the Seller in this Agreement shall, unless waived by the Purchaser, be true and correct as of the date hereof and at the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.

            6.2. After the date hereof until the Closing Date there shall not have occurred:

                  6.2.1. any change, or any development involving a prospective change, in either (i) the condition, financial or otherwise, or in the earnings, business or operations, or in or affecting the properties of the Company of (ii) the financial or market conditions or circumstances in the United States, in either case which, in the Purchaser's judgment, is material and adverse and makes it impractical or inadvisable to proceed with the offering, sale, or delivery of the Shares;

                  6.2.2. an imposition of a new legal or regulatory restriction not in effect on the


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            date hereof, or any change in the interpretation of existing legal or regulatory restrictions, that materially and adversely affects the offering, sale or delivery of the Shares; or

                  6.2.3. a suspension, or material limitation of, trading (i)
            generally on or by the NASD's OTC Bulletin Board or (ii) of any securities of the Company on any exchange or in any over-the-counter market.


      7. CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATIONS. The obligations of the Seller hereunder are subject to the performance by the Purchaser of its obligations hereunder and to the satisfaction of the following additional condition precedent:

            The representation and warranties made by the Purchaser in this Agreement shall, unless waived by the Seller, be true and correct at the Closing Date, with the same force and effect as if they had been made on, and as of, the Closing Date.

      8. FEES AND EXPENSES. Each of the Purchase and the Seller agrees to pay its own expenses incident to the performance of its obligations hereunder, including, but not limited to, the fees, expenses, and disbursements of such party's counsel.

      9. INDEMNIFICATION.

            9.1. If the Purchaser becomes involved in any capacity in any action, proceeding, or investigation in connection with any matter referred to in or relating to this Agreement (except as expressly provided for in paragraph 9.3 of this Section 9), the Seller will reimburse the Purchaser for his reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred, and will indemnify and hold the Purchaser harmless from and against any losses, claims, damages, or liabilities to which Purchaser may become subject in connection with any such action, proceeding, investigation, or matter, unless such loss, claim, damage, or liability results primarily from the Purchaser's negligence, recklessness, or bad faith in performing the services which are the subject of this Agreement.

            9.2. If the Seller becomes involved in any capacity in any action, proceeding, or investigation in connection with any matter referred to in or relating to this Agreement (except as expressly provided for in paragraph 9.3 of this Section 9), the Purchaser will reimburse the Seller for his reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred, and will indemnify and hold the Seller harmless from and against any losses, claims, damages, or liabilities to which Seller may become subject in connection with any such action, proceeding, investigation, or matter, to the extent, but only to the extent, that such loss, claim, damage, or liability results primarily from the Purchaser's negligence, recklessness, or bad faith in performing the services which are the subject of this Agreement.

            9.3. Promptly after receipt by an indemnified party under this
      Section 9 of notice of the commencement of any action, such indemnified party shall notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which his may have pursuant to this Section 9 unless, due to the failure to be so notified, the indemnifying party is unable to contest the losses or claims indemnified against, and such omission shall in no event relieve the indemnifying party from any liability which he may have to any indemnified party otherwise than under this Section 9. In case any such action shall be brought against any indemnified party and he shall notify the indemnifying party


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      of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may elect by written notice delivered to such indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, (who shall not, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, be counsel to the indemnifying party); provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to the indemnified party and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the provision to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel for each indemnified party), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; provided further, however, that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clauses (i) or (iii).


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10. SURVIVAL OF THE REPRESENTATIONS, WARRANTIES, ETC. The respective agreements, representations, warranties, indemnities, and other statements made by or on behalf of the Seller and Purchaser, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director, or employee of, or person controlling or under common control with, such party and will survive delivery of any payment of the Shares.

      11. NOTICES. All communications hereunder shall be in writing, and, if sent to the Purchaser shall be sufficient in all respects if delivered, sent by registered mail, or by telecopy and confirmed to the Purchaser at:

                                 _________________________________
                                 _________________________________
                                 _________________________________
                                 _________________________________


or, if sent to the Seller, shall be delivered, sent by registered mail, or by telecopy and confirmed to the Seller at:

                                    LAMINCO RESOURCES, INC.
                                    DAVID ALEXANDER
                                    777 HORNBY STREET, SUITE 2000
                                    VANCOUVER, BRITISH COLUMBIA, CANADA, V6Z 1S4

      12. MISCELLANEOUS.

            12.1. This Agreement may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

            12.2. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and, with respect to
Section 9, "Indemnification," the officers, directors, and controlling persons thereof and each person under common control therewith, and no other person shall have any right or obligation hereunder.

            12.3. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware.

            12.4. The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.


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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this
Agreement, all as of the day and year first above written.


                                    LAMINCO RESOURCES, INC.



                                    _____________________________________
                                    by _____________________________
                                    Its ____________________________

                                    PURCHASER


                                    _____________________________________
                                    (Print Name)

                                    _____________________________________
                                    "Purchaser" signature

                                    _____________________________________
                                    "If corporation; official capacity"


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